                                                                    Exhibit 99.2


                   Kimco Realty Corporation and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                   For the three months ended March 31, 2004


Pretax earnings from continuing operations before adjustment for
  minority interests or income loss from equity investees           $ 61,294,575


Add:
   Interest on indebtedness (excluding capitalized interest)          27,572,231
   Amortization of debt related expenses                                 383,575
   Portion of rents representative of the
     interest factor                                                   1,422,222
                                                                    ------------
                                                                      90,672,603

Distributed income from equity investees                              16,558,271
                                                                    ------------

       Pretax earnings from continuing operations, as adjusted      $107,230,874
                                                                    ============


Fixed charges -
   Interest on indebtedness (including capitalized interest)        $ 30,186,674
   Amortization of debt related expenses                                 149,291
   Portion of rents representative of the
     interest factor                                                   1,422,222
                                                                    ------------

        Fixed charges                                               $ 31,758,187
                                                                    ============

Ratio of earnings to fixed charges                                           3.4
                                                                    ============

                                                                    Exhibit 99.2


                   Kimco Realty Corporation and Subsidiaries
         Computation of Ratio of Earnings to Combined Fixed Charges and
                           Preferred Stock Dividends
                   For the three months ended March 31, 2004


Pretax earnings from continuing operations before adjustment for
  minority interests or income loss from equity investees           $ 61,294,575


Add:
   Interest on indebtedness (excluding capitalized interest)          27,572,231
   Amortization of debt related expenses                                 383,575
   Portion of rents representative of the
     interest factor                                                   1,422,222
                                                                    ------------
                                                                      90,672,603

Distributed income from equity investees                              16,558,271
                                                                    ------------

       Pretax earnings from continuing operations, as adjusted      $107,230,874
                                                                    ============


Combined fixed charges and preferred stock dividends -
   Interest on indebtedness (including capitalized interest)        $ 30,186,674
   Preferred stock dividends                                           2,909,375
   Amortization of debt related expenses                                 149,291
   Portion of rents representative of the
     interest factor                                                   1,422,222
                                                                    ------------

                                                                    $ 34,667,562
                                                                    ============

Ratio of Earnings to Combined Fixed Charges
   and Preferred Stock Dividends                                             3.1
                                                                    ============